                                                                    EXHIBIT 4(f)



                     PATENT AND TRADEMARK SECURITY AGREEMENT


            PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of
February 10, 1997, made by EV International, Inc., a Delaware corporation formerly named Electro-Voice, Incorporated and successor by merger to Gulton Acquisition Corp., Gulton Industries, Inc., LFE Corporation, Mark IV Audio, Inc. and Mark IV Audio Magnetic, Inc., each a Delaware corporation (the "Grantor"), in favor of The Chase Manhattan Bank, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of February 10, 1997 (as amended, waived, supplemented or otherwise modified from time to time, the "Senior Secured Credit Agreement"), among the Grantor (as successor by merger to Gulton Acquisition Corp.) (in such capacity, the "Borrower"), the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


            WHEREAS, pursuant to the Senior Secured Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

            WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Senior Secured Credit Agreement that the Grantor shall execute and deliver this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties (as defined below);

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Senior Secured Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

            1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms which are defined in the Senior Secured Credit Agreement and used herein shall have the meanings given to them in the Senior Secured Credit Agreement.

            (b) The following terms shall have the following meanings:

            "Agreement": this Patent and Trademark Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.
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            "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Collateral": as defined in Section 2 of this Agreement.

            "Default": a "Default" as defined in the Senior Secured Credit Agreement.

            "Event of Default": an "Event of Default" as defined in the Senior Secured Credit Agreement.

            "General Intangibles": as defined in Section 9-106 of the Code, including, without limitation, all Patents and Trademarks now or hereafter owned by the Grantor to the extent such Patents and Trademarks would be included in General Intangibles under the Code.

            "Loan Documents": the collective reference to the "Loan Documents" as defined in the Senior Secured Credit Agreement.

            "Loans": the collective reference to the "Loans" as defined in the Senior Secured Credit Agreement.

            "Obligations": the Obligations (as defined in the Guarantee and Collateral Agreement) of the Grantor.

            "Patent Licenses": all United States written license agreements of the Grantor with any Person who is not an Affiliate or Subsidiary of the Grantor in connection with any of the Patents or such other Person's patents, whether the Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on
      Schedule II hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Guarantee and Collateral Agreement) now or hereafter covered by such licenses.

            "Patents": all of the Grantor's right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule II hereto, and including, without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all other rights corresponding thereto in the United States and all reissues, divisions, continuations,
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      continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the "Patent Collateral").

            "Proceeds": as defined in Section 9-306(1) of the Code.

            "Revolving Credit Commitments": the collective reference to the "Revolving Credit Commitments" as defined in the Senior Secured Credit Agreement.

            "Secured Parties": the collective reference to the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender and the Swing Line Lender), any Affiliate of any Lender which has entered into any Interest Rate Protection Agreement or Permitted Hedging Arrangement with the Borrower or any of its Subsidiaries, and their respective successors and assigns.

            "Trademark Licenses": all United States written license agreements of the Grantor with any Person who is not an Affiliate or Subsidiary of the Grantor in connection with any of the Trademarks or such other Person's names or trademarks, whether the Grantor is a licensor or a licensee under any such agreement, including, without limitation, the license agreements listed on Schedule I hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Guarantee and Collateral Agreement) now or hereafter covered by such licenses.

            "Trademarks": all of the Grantor's right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule I hereto, and including, without limitation, (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers (Trademarks and Trademark Licenses being, collectively, the "Trademark Collateral").

            (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

            2. Grant of Security Interest. The Grantor hereby grants, subject to existing licenses granted by such Grantor in the ordinary course of business with respect to the Collateral (as hereinafter defined), to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor:

            (i)         all Patents;

            (ii)        all Patent Licenses;

            (iii)       all Trademarks;

            (iv)        all Trademark Licenses;

            (v) all General Intangibles connected with the use of or symbolized by the Trademarks and Patents; and

            (vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the foregoing grant of a security interest with respect to General Intangibles, Patent Licenses and Trademark Licenses shall not include a security interest in, and the Collateral shall not include, any Patent License or Trademark License with or issued by Persons other than a Subsidiary of the Grantor that would otherwise be included in the Collateral to the extent that the grant by such Grantor of such security interest is prohibited by the terms and provisions of the written agreement or document or instrument creating or evidencing such license or permit or Patent License or Trademark License, or gives the other party thereto the right to terminate such Patent License or Trademark License in the event of the grant of a security interest with respect thereto. All references in this Agreement to any of the property described in clauses (i) through (vi) of the preceding sentence, or to any Proceeds thereof, shall be deemed to be references to such property or Proceeds to the extent such property or Proceeds constitutes Collateral.

            3. Representations and Warranties. The Grantor hereby represents and warrants to the Administrative Agent on behalf of the Secured Parties that:

            (a) Power and Authority. As of the date hereof, the Grantor has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under, and to grant the security interest in the Trademark Collateral and the Patent Collateral to the extent provided in, and pursuant to, this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of, and grant of the security interest in the Trademark Collateral and the Patent Collateral to the extent provided in, and pursuant to, this Agreement.

            (b) Title; No Other Liens. As of the date hereof, except for the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Loan Documents (including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement), the Grantor is (or, in the case of after-acquired Collateral, will be) the sole, legal and beneficial owner of the entire right, title and interest in and to the material Trademarks set forth on Schedule I hereto and the material Patents set forth in Schedule II hereto free and clear of any and all Liens. As of the date hereof, except as set forth on Schedule III hereto, no security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office (including, without limitation, the United States Patent and Trademark Office), except such as may have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of such Liens as may be permitted pursuant to the Loan Documents (including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement).

            (c) Perfected First Priority Liens. (i) As of the date hereof, this Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (ii) As of the date hereof, except with respect to Liens upon Patents and Trademarks and Patent Licenses and Trademark Licenses, which Liens, to the extent not otherwise perfected by the filing of financing statements under the Code in accordance herewith, would in the case of Patents and Trademarks listed in Schedules I and II hereto, or in the case of Patent Licenses and Trademark Licenses listed in Schedules I and II hereto may be perfected upon the filing, acceptance and recordation thereof in the United States Patent and Trademark Office, upon filing of the financing statements delivered to the Administrative Agent by the Grantor on the Effective Date in the jurisdictions listed on Schedule 5.14 to the Senior Secured Credit Agreement (which financing statements are in proper form for filing in such jurisdictions) (and the recording of this Agreement in the United States Patent and Trademark Office, and the making of filings after the Effective Date in any other jurisdiction in the United States as may be necessary under any Requirement of Law) the Liens created pursuant to this Agreement will constitute valid and perfected Liens on the Collateral in the United States in favor of the Administrative Agent for the benefit of the Secured Parties, which Liens will be prior to all other Liens of all other Persons with respect to the Collateral, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3 of the Senior Secured Credit Agreement), and which Liens are enforceable as such against all creditors of and purchasers (except to the extent that the recording of an assignment or other transfer of title to the Administrative Agent in the United States Patent and Trademark Office may be necessary for such enforceability) from the Grantor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing.

            (d) Consents. No consent of any party (other than the Grantor) to any material Patent License or material Trademark License constituting Collateral is required, or purports to be required, to be obtained by or on behalf of the Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License and Trademark License constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor and (to the knowledge of the Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing and except to the extent the failure of any such Patent License or Trademark License constituting Collateral to be in full force and effect or valid or legally enforceable would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses or Trademark Licenses constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement). Neither such Grantor nor (to the knowledge of such Grantor) any other party to any Patent License or Trademark License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement). Except for rights reserved in favor of the United States government, as required under law, the right, title and interest of the Grantor in, to and under each Patent License and Trademark License constituting Collateral are not subject to any defense, offset, counterclaim or claim which would be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the value of the Collateral (as such term is defined in the Senior Secured Credit Agreement).

            (e) Schedules I and II are Complete; All Filings Have Been Made. Set forth in Schedules I and II is a complete and accurate list of all material Trademarks and material Patents owned by the Grantor as of the date hereof. As of the date hereof, the Grantor will have made all necessary filings to protect and maintain its interest in the Trademarks and Patents set forth in Schedules I and II, including, without limitation, all necessary filings and payments of all maintenance fees, in the United States Patent and Trademark Office to the extent such Trademarks and Patents are material to such Grantor's business. Set forth in Schedules I and II is a complete and accurate list of all of the material Trademark Licenses and material Patent Licenses owned by the Grantor as of the date hereof.

            (f) The Trademarks and Trademark Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each trademark registration and trademark application of the Grantor set forth in Schedule I is subsisting as of the date hereof, and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid, registrable and enforceable. As of the date hereof, each of the Trademark Licenses set forth in Schedule I is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid and enforceable. As of the date hereof, each Grantor has notified the Administrative Agent in writing of all uses of any item of Trademark Collateral material to such Grantor's business of which such Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

            (g) The Patent and Patent Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each Patent and patent application of the Grantor set forth in Schedule II is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid, patentable and enforceable. As of the date hereof, each of the Patent Licenses set forth in Schedule II is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of such Grantor's knowledge, is valid and enforceable. As of the date hereof, the Grantor has notified the Administrative Agent in writing of all uses of any item of Patent Collateral material to such Grantor's business of which such Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

            (h) No Previous Assignments or Releases. As of the date hereof, the Grantor has not made an agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Collateral (except for any such assignment, sale, transfer or encumbrance permitted under the Loan Documents). Except as permitted by the Loan Documents or as required by law, the Grantor has not granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any Person with respect to any material part of the Collateral which would have a Material Adverse Effect.

            (i) Proper Statutory Notice. The Grantor has marked its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

            (j) No Knowledge of Claims Likely to Arise. Except for the Trademark Licenses and Patent Licenses listed in Schedules I and II hereto, the Grantor has no knowledge of the existence of any right or any claim (other than as permitted by this Agreement or the Loan Documents) that is likely to be made under or against any item of Collateral contained on Schedules I and II which would have a Material Adverse Effect.

            (k) No Knowledge of Existing or Threatened Claims. No claim has been made and is continuing or, to the Grantor's knowledge, threatened that the use by such Grantor of any item of Collateral is invalid or unenforceable or that the use by such Grantor of any Collateral does or may violate the rights of any Person, which would have a Material Adverse Effect. To the Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Collateral contained on Schedules I and II hereto which would have a Material Adverse Effect.

            The Grantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Grantor on and as of each date on which an extension of credit is made by the Lenders to the Borrower under the Senior Secured Credit Agreement, in

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each case as though made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            4. Covenants. The Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the payment in full of the Loans, the Reimbursement Obligations and to the extent then due and owing, all other Obligations, the termination of the Revolving Credit Commitments and the expiration, termination or return to the Issuing Lender of any Letters of Credit:

            (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Administrative Agent or the Grantor, as the case may be, and at the sole expense of such Grantor, such Grantor or the Administrative Agent, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent or such Grantor, as the case may be, may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Administrative Agent agrees to notify such Grantor and such Grantor agrees to notify the Administrative Agent of any financing or continuation statement filed by it pursuant to this Section 4(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing.

            (b) Indemnification and Expenses. The Grantor agrees to pay, and to save the Administrative Agent, the other Secured Parties and their respective agents, officers, directors and successors harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by such Grantor in complying with any material Requirement of Law applicable to any of the Collateral, or (ii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the Administrative Agent, any of the other Secured Parties or any of their respective agents, officers, directors and successors, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of any of the same. In any suit, proceeding or action brought by the Administrative Agent or any other Secured Party under any of the Collateral for any sum owing thereunder, or to enforce any of the Collateral, the Grantor will save, indemnify and keep the Administrative Agent, such Secured Party and their respective agents, officers, directors and successors harmless from and against all expense, loss or damage suffered by reason of any defense or counterclaim raised in any such suit,

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      proceeding or action, except to the extent such expense, loss or damage resulted from the gross negligence or willful misconduct of any of the same.

            (c) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Administrative Agent's and the other Secured Parties' further security, the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all of the Grantor's books and records pertaining to the Collateral.

            (d) Right of Inspection. Upon reasonable written advance notice to the Grantor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Administrative Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Administrative Agent, at such Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

            (e) Compliance with Laws, etc. The Grantor will comply in all material respects with all material Requirements of Law applicable to the Collateral or any part thereof, except to the extent that the failure to so comply would not be reasonably expected to materially adversely affect in the aggregate the Administrative Agent's or the other Secured Parties' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

            (f) Further Identification of Collateral. The Grantor will furnish to the Administrative Agent from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Administrative Agent may reasonably request, all in reasonable detail.

            (g) Security Interest in Any Newly Acquired Collateral. The Grantor agrees that, should it obtain an ownership interest in any material Trademark, Patent, Trademark License or Patent License, which is not now a part of the Collateral, (i) the provisions of Section 2 shall automatically apply thereto, (ii) any such Trademark, Patent, Trademark License and Patent License shall automatically become part of the Collateral, and (iii) with respect to any ownership interest in any such Trademark, Patent, Trademark License or Patent License that such Grantor should obtain, it shall give notice thereof to the Administrative Agent in writing, in reasonable detail, at its address set forth in each of the Credit Agreements within 45 days after the end of the calendar quarter in which it obtains such ownership interest. The Grantor authorizes

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      the Administrative Agent to modify this Agreement by amending Schedules I and II (and will cooperate reasonably with the Administrative Agent in effecting any such amendment) to include on Schedule I any Trademark and Trademark License and on Schedule II any Patent or Patent License of which it receives notice under this Section, or to prepare and file with the United States Patent and Trademark Office a supplement to this Agreement to include any Patent or Trademark of which it receives notice to under this Section.

            (h) Maintenance of the Trademark Collateral. Except as permitted in the Loan Documents the Grantor agrees to take all reasonably necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) maintain each trademark registration and each Trademark License identified on Schedule I hereto, and (ii) pursue each trademark application now or hereafter identified in
      Schedule I hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired trademark or service mark registration, or application for trademark or service mark registration, or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by such Grantor.

            (i) Maintenance of the Patent Collateral. The Grantor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) maintain each patent and each Patent License identified on Schedule II hereto, and (ii) pursue each patent application, now or hereafter identified in Schedule II hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except, in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to take corresponding steps with respect to each new or acquired patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which such Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

            (j) Preservation and Protection of the Trademark Collateral and Patent Collateral. Except as provided in Section 4(k) hereof, the Grantor shall take all steps which it or the Administrative Agent deems reasonably appropriate under the circumstances to preserve and protect its material Trademark Collateral and Patent Collateral.

            (k) Grantor Shall Not Abandon any Collateral. The Grantor shall not abandon any trademark registration, patent or any pending trademark or patent application, in each case listed on Schedule I or Schedule II, without the written consent of the Administrative Agent, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, patent or pending trademark or patent application is not of material economic value to it, in which case, such Grantor will, at least annually, give notice of any such abandonment to the Administrative Agent in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement.

            (l) Infringement of Any Collateral. In the event that any Grantor becomes aware that any item of the Collateral which such Grantor has reasonably determined to be material to its business is infringed or misappropriated by a third party, which infringement or misappropriation would reasonably be expected to have a Material Adverse Effect, such Grantor shall notify the Administrative Agent promptly and in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement, and shall take such actions as such Grantor or the Administrative Agent deems reasonably appropriate under the circumstances to protect such Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by such Grantor. The Grantor will advise the Administrative Agent promptly and in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Collateral which has a Material Adverse Effect.

            (m) Use of Statutory Notice. The Grantor shall mark its products with the trademark registration symbol (R), the numbers of all appropriate patents, the common law trademark symbol (TM), or the designation "patent pending," as the case may be, to the extent that it is reasonably and commercially practicable.

            (n) Limitation on Liens on Collateral. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any material Lien or material adverse claim on or to any of the Collateral, other than Liens created hereby and other than as permitted pursuant to the Loan Documents (including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit

      Agreement), and will defend the right, title and interest of the Administrative Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever, except where failure to defend would not have a Material Adverse Effect.

            (o) Limitations on Dispositions of Collateral. Without the prior written consent of the Administrative Agent, the Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except with respect to licenses in the ordinary course of business or as permitted by this Agreement or the Loan Documents.

            (p) Notices. The Grantor will advise the Administrative Agent promptly and in writing, in reasonable detail, at its address set forth in the Senior Secured Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Documents, including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement) on any Patents or Trademarks and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Collateral taken as a whole or the Liens created hereunder.

            5.  Administrative Agent's Appointment as Attorney-in-Fact.

            (a) Powers. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by law, and, without limiting the generality of the foregoing, to the extent permitted by law, the Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do, at any time when an Event of Default has occurred and is continuing, the following:

             (i) to execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the other Secured Parties' security interest in any of the Collateral and the goodwill of such Grantor relating thereto or represented thereby;

            (ii) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any General Intangible (to the extent that the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under such General Intangible or with respect to any other Collateral whenever payable;

            (iii) to pay or discharge Liens placed on the Collateral, other than Liens permitted under this Agreement or the other Loan Documents, including, without limitation, any Liens permitted to exist on the Collateral pursuant to subsection 8.3 of the Senior Secured Credit Agreement; and

            (iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any pre-existing reserved rights or licenses, to assign any Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the other Secured Parties' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the payment in full of the Loans, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Revolving Credit Commitments and the expiration, termination or return to the Issuing Lender of any Letters of Credit.

            (b) Other Powers. The Grantor also authorizes the Administrative Agent, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (c) No Duty on the Part of Administrative Agent or Secured Parties. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, affiliates, agents or successors shall be responsible to the Grantor for any act or failure to act hereunder, except for gross negligence or willful misconduct of any of the same.

            6. Performance by Administrative Agent of Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreements, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to 1.75% above the rate applicable to ABR Loans that are Term Loans, shall be payable by such Grantor to the Administrative Agent on demand, and such Grantor's obligations to make such payments shall constitute Obligations secured hereby.

            7. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Grantor or otherwise) shall be held by the Administrative Agent for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations then due and owing in the following order of priority:

            FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (including, without limitation, in its capacity as Senior Secured Credit Agreement Administrative Agent) in connection with this Agreement, the Guarantee and Collateral Agreement, the Senior Secured Credit Agreement, any other Loan Document or any of the Obligations, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent (including, without limitation, in its capacity as Senior Secured

      Credit Agreement Administrative Agent) of any right or remedy under this Agreement, the Senior Secured Credit Agreement, or any other Loan Document;

            SECOND, to the ratable satisfaction of all other Obligations; and

            THIRD, to the Grantor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

            8. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to the Administrative Agent or any Secured Party in this Agreement and the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. In the event of any sale, assignment, or other disposition of any of the Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and such Grantor shall supply to the Administrative Agent or its designee such Grantor's know-how and expertise relating to the Collateral subject to such disposition, and such Grantor's notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by, and to the manufacture of any products under or in connection with, the Collateral subject to such disposition, and such Grantor's customer's lists, studies and surveys and other records and documents relating to the distribution, marketing, advertising and sale of products relating to the Collateral subject to such disposition. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment and performance in whole or in part of the Obligations then due and owing, in the order of priority specified in Section 7 hereof, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, (a) the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them, and (b) any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full the Loans, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, including, without limitation, the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency, as provided in the Senior Secured Credit Agreement.

            9. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party, nor any of their respective directors, officers, employees, affiliates or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person.

            10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until the payment in full of the Loans, the Reimbursement Obligations and, to the extent then due and owing, all other Obligations, the termination of the Revolving Credit Commitments and the expiration, termination or return to the Issuing Lender of any Letters of Credit.

            11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            13. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party nor the Grantor shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any other Secured Party or the Grantor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any other Secured Party or the Grantor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such other Secured Party or the Grantor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            14. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be amended, supplemented, waived or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent, provided that, if requested by the Grantor, any provision of this Agreement for the benefit of the Administrative Agent and/or the other Secured Parties may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon and shall inure to the benefit of the Grantor and its successors and assigns, and the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns, except that (other than in accordance with subsection 8.5 of the Senior Secured Credit Agreement) the Grantor shall not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            15. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with subsection 11.2 of the Senior Secured Credit Agreement. The Administrative Agent, the Secured Parties and the Grantor may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section 15.

            16. Authority of Administrative Agent. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Senior Secured Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Grantor, the Administrative

Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation to make any inquiry respecting such authority.

            17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            18. Release of Collateral and Termination. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms and the security interest created by this Agreement shall not be released until the payment in full of the Loans, the Reimbursement Obligations and the other Obligations then due and owing shall have occurred, the Revolving Credit Commitments shall have been terminated and any Letters of Credit shall have expired or been terminated or returned to the Issuing Lender, at which time the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor, provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Grantor or any other Loan Party or any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made. Upon request of the Grantor following any such termination, the Administrative Agent shall reassign (at the sole cost and expense of such Grantor) to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver (at the sole cost and expense of such Grantor) to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and reassignment.

            (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Senior Secured Credit Agreement, then the Administrative Agent shall execute and deliver to the Grantor (at the sole cost and expense of such Grantor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

            19. Incorporation of Provisions of Guarantee and Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms, conditions and other provisions of which, in so far as they relate to the Collateral, such security interest and such rights and remedies, are incorporated by reference herein as if fully set forth herein. Nothing in this Agreement shall defer or impair the attachment or perfection of any security interest in any collateral described in the Guarantee and Collateral Agreement which would attach or be perfected pursuant to the terms of the Guarantee and Collateral Agreement without action by the Grantor or any other Person.

            20. Interpretation. In the event of a conflict between any term of this Agreement and the terms of the Senior Secured Credit Agreement, the terms of the Senior Secured Credit Agreement shall control.

            21. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantor and the Administrative Agent with respect to the subject matter hereof and there are no promises or representations by the Grantor, the Administrative Agent or any other Secured Party relative to the subject matter hereof not reflected or referred to herein or therein.

            22. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor or the applicable Secured Party, as the case may be, at the address referred to in Section 15 or at such other address of which the Administrative Agent and the Grantor shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 22 any punitive damages.

            23.   WAIVER OF JURY TRIAL.  THE GRANTOR AND THE
ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            24. Counterparts. This Agreement may be executed and acknowledged by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                    EV INTERNATIONAL, INC.


                                    By: /s/ CHRISTINE K. VANDEN BEUKEL
                                        ------------------------------
                                        Title: Vice President and Secretary




ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:

THE CHASE MANHATTAN BANK, as Administrative Agent


By: /s/ LAWRENCE PALUMBO, JR.
    -------------------------
    Title: Vice President
    Attorney-in-Fact

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


            On the 10th day of February, 1997, before me personally came Christine K. Vanden Beukel to me known, who, being by me duly sworn, did depose and say he resides at 48 West 68th Street, Apt. 5E, New York, New York 10023 and that she is the VP, Secretary and Treasurer of EV International, Inc., the corporation described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said corporation; and that he signed said instrument on behalf of said corporation pursuant to said authority.


                                        /s/ NANCY LOMAZZO
                                  --------------------------------
                                           Notary Public

[Notarial Seal]                          Nancy L. Lomazzo
                                  Notary Public, State of New York
                                          No. 31-5061123
                                    Qualified in New York County
                                   Commission Expires June 3, 1998

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the 10th day of February, 1997, before me personally came Lawrence Palumbo to me known, who, being by me duly sworn, did depose and say he resides at 156 Lindbergh Blvd., Bloomfield, N.J. 07003 and that he is a Vice President of THE CHASE MANHATTAN BANK, the national banking association described in and which executed the above instrument; that he has been authorized to execute said instrument on behalf of said association; and that he has signed said instrument on behalf of said association pursuant to said authority.


                                      /s/ MAUREEN ANN RYAN
                                ---------------------------------
                                          Notary Public

[Notarial Seal]                         MAUREEN ANN RYAN
                                 Notary Public, State of New York
                                         No. 03-4949830
                                    Qualified in Bronx County
                               Certificate Filed in New York County
                                Commission Expires April 17, 1997

                                                                      Schedule I




                        TRADEMARKS AND TRADEMARK LICENSES

                                                                     Schedule II




                           PATENTS AND PATENT LICENSES

                                                                    Schedule III



                           EXISTING SECURITY INTERESTS